Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 28, 2009

TravelCenters of America LLC

24601 Center Ridge Road, Suite 200

Westlake, OH  44145-5639

Re: TravelCenters of America LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to TravelCenters of America LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Registration Statement on Form S-3, as amended (such Registration Statement being hereinafter referred to as the “Registration Statement”), filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of the Company’s (i) senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to indentures (as amended or supplemented, the “Indentures”), between the Company and the trustee (the “Trustee”); (ii) preferred shares which may be issued by the Company (the “Preferred Shares”); (iii) common shares which may be issued by the Company (the “Common Shares”); and (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Shares or Common Shares as shall be designated by the Company at the time of any offering of Warrants and issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) that would be entered into between the Company and a warrant agent or agents to be named (each a “Warrant Agent”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) forms of the Indentures filed as exhibits to the Registration Statement; (iii) the Certificate of Formation of the Company and the Amended and Restated Limited Liability Company Agreement of the Company as currently in effect (the “LLC Agreement”), and the bylaws currently in effect adopted pursuant to the LLC Agreement (the “Bylaws”); (iv) a specimen certificate representing the Common Shares; (v) the form of Warrant filed as an exhibit to the Registration Statement; (vi) a certificate, dated as of the date hereof, furnished to us by Andrew J. Rebholz, Executive Vice President, Chief Financial Officer and Treasurer of the Company; and (vii) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the Trustee and related matters (the “Board Resolutions”).  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We do not express any opinion as to the laws of any jurisdiction other than the laws of the States of Delaware and New York.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.  With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the applicable Indenture has been duly authorized, executed and delivered by the Trustee, as qualified to act under the Trust Indenture Act of 1939; (ii) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the LLC Agreement or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the applicable Indenture has been duly executed and delivered by the Company; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (x) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (3) governmental authority to limit, delay or prohibit the making of payments outside the United States and (y) any waiver with respect to usury laws.

2.  With respect to the shares of any series of Preferred Shares (the “Offered Preferred Shares”), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Shares in accordance with the Board Resolutions, including the adoption of a Share Designation for such Preferred Shares in the form required by applicable law, the LLC Agreement and the Bylaws; (ii) certificates, if any, representing the Offered Preferred Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Shares and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) the Company receives consideration per Offered Preferred Share in such amount as may be determined by the Board of Directors of the Company, or an authorized committee thereof, in a form legally valid under applicable law, the LLC Agreement and the Bylaws, the issuance and sale of the Offered Preferred Shares will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

3.  With respect to the Common Shares (the “Offered Common Shares”), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Shares in accordance with the Board Resolutions, including, if the Offered Common Shares are of a different class or series than the Company’s common shares, no par value, currently issued and outstanding, the adoption of a Share Designation for such Offered Common Shares in the form required by applicable law, the LLC Agreement and the Bylaws; (ii) certificates, if any, representing the Offered Common Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) the Company receives consideration per Offered Common Share in a form legally valid under applicable law, the LLC Agreement and the Bylaws, the issuance and sale of the Offered Common Shares will have been duly authorized, and such Offered Common Shares will be validly issued, fully paid and nonassessable.

4.  With respect to any series of Warrants (the “Offered Warrants”), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and terms of the Offered Warrants and the applicable Warrant Agreements in accordance with all applicable resolutions of the Board of Directors of the Company; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the LLC Agreement or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; (iii) the Common Shares, Preferred Shares or Debt Securities relating to such Offered Warrants have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (iv) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K and duly issued and sold in the applicable form filed as an exhibit to the Registration Statement or a form to be filed on a Current Report on Form 8-K and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally, (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (z) governmental authority to limit, delay or prohibit the making of payments outside the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Validity of Securities” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP